Pricing Supplement No. 18                           Filing under Rule 424 (b)(3)
Dated September 25, 1997                               Registration No. 33-51669
(To Prospectus dated January 12,
1994 as supplemented by the
Prospectus Supplement dated
January 19, 1994)
                                  $250,000,000

                       THE WASHINGTON WATER POWER COMPANY

                      Secured Medium-Term Notes, Series B



Principal amount ($): $15,000,000            Subject to General Redemption
Original Issue Date: September 30, 1997           (at general redemption prices)
Stated Maturity Date: October 2, 2000             Yes    No [X]
Interest Rate (%):  6.24                          Initial Redemption Date: N/A
Issue price (%):  100.00                          Redemption Limitation Date:  N/A
Selling Agent's commission (%):.350               Initial Redemption price (%):  N/A
Net proceeds to Company (%):   99.650             Reduction Percentage:  N/A
Form:Book-Entry [X]
     Certificated                            Subject to Special Redemption
                                                  (at special redemption prices)
                                                  Yes    No [X]
                                                  Initial Redemption Price: N/A
                                                  Reduction Percentage: N/A




Use of Proceeds: A/S

Additional terms: N/A



         "N/A" as used herein means "Not Applicable". "A/S" as used herein means "As stated in the Prospectus referred to above".


Goldman, Sachs & Co.
     PaineWebber Inc.
               Smith Barney Inc.